Investor Contact: Dave Crawford
Avanos Medical, Inc.
470-448-5177
Investor.Relations@Avanos.com

Media Contact: Elizabeth Volpe, Marleen Geerlof
Brunswick Group
212-333-3810
Avanos@BrunswickGroup.com
Avanos Medical, Inc. Announces Second Quarter 2018 Results,
Raises Full-Year 2018 Outlook

ALPHARETTA, Ga., Aug. 7, 2018/PRNewswire/ -- Avanos Medical, Inc. (NYSE: AVNS) today reported second quarter 2018 results, raised its full-year 2018 Medical Device net sales expectations and adjusted diluted earnings per share outlook.

“I’m pleased to announce another strong quarter with 7 percent organic top-line growth driven by continued strength in Coolief and Chronic Care,” said Joe Woody, Avanos chief executive officer. “Looking at the balance of the year, we’re well-positioned to continue to drive performance with momentum across our business. With our solid financial profile, we'll continue to pursue acquisitions - like Game Ready that drive shareholder value. As a result, we are now raising top-line sales growth to 5 to 7 percent and full-year earnings per share guidance to $1.75 to $1.90.”

Second Quarter 2018 Financial Highlights

•	Second quarter net sales from continuing operations, or Medical Device sales, were $161 million, an 8 percent increase from the prior year. On a constant currency basis, sales increased 7 percent.

•	Net income for the second quarter totaled $35 million, up from $17 million in the prior year. Adjusted net income totaled $23 million, compared to $24 million a year ago.

•	Second quarter diluted earnings per share totaled $0.73, compared to $0.37 a year ago.

•	Adjusted diluted earnings per share were $0.48, compared to $0.51 in the prior year.

•	Second quarter EBITDA totaled $119 million, compared to $45 million in the prior year. On an adjusted basis, EBITDA was $36 million for the quarter, compared to $51 million in the prior year.

Operational and Business Highlights

•
On July 1, closed the previously announced acquisition of CoolSysems, Inc. (Game Ready), a market-leading provider of cold and compression therapy systems, which enhances the diversity of Avanos' non-opioid pain management portfolio.

•	On June 21, hosted inaugural Analyst & Investor Conference where the company presented its strategic framework for accelerating top-line growth and expanding margins.

•	Repaid the $299 million balance of its Term Loan.

Second Quarter 2018 Operating Results from Continuing Operations
Medical Device net sales totaled $161 million, a 7 percent increase compared to the second quarter last year, on a constant currency basis.

Performance was driven by increased demand in interventional pain, respiratory health and digestive health as volumes increased 5 percent, and improved product mix and higher selling prices benefited sales by 2 percent. Also, favorable currency exchange rates aided sales by 1 percent.

Operating income totaled $9 million compared to a loss of $12 million in 2017. Volume growth and lower costs previously allocated to S&IP, offset by increased investment for growth, helped drive performance. On an adjusted basis, operating profit was $16 million, an increase from $0 million in 2017.

As a result of the previously announced divestiture, the S&IP segment operating results are reflected as discontinued operations for all periods presented. Treating S&IP as discontinued operations results in significant shared overhead costs previously allocated to the S&IP business that are now included in continuing operations. Included in second quarter continuing operations are costs previously allocated to S&IP of $9 million in 2018 and
$28 million, in 2017.

Adjusted operating profit for the second quarter excludes $4 million of restructuring and IT charges, $1 million for litigation matters, $5 million of intangible amortization expense and $3 million of income from post divestiture transition service agreements (TSAs).

Adjusted EBITDA for the second quarter, excluding a $90 million gain on the divestiture of the S&IP business and$3 million in proceeds from TSAs, partially offset by $4 million in restructuring and IT charges, $5 million of divestiture-related charges and $1 million of litigation expenses, totaled $36 million compared to $51 million in the prior year.

Year-to-Date 2018 Operating Results From Continuing Operations
In the first six months of 2018, Medical Device net sales totaled $317 million, a 7 percent increase compared to the comparable period in 2017, on a constant currency basis.

Performance was driven by increased demand in interventional pain, respiratory health and digestive health as volumes increased 5 percent and improved product mix and higher selling prices benefited sales by 1 percent. Also, favorable currency exchange rates aided sales by 1 percent.

Year-to-date, operating profit totaled $2 million compared to a loss of $30 million in the first half of 2017. Volume growth and lower costs previously allocated to S&IP offset by increased investment for growth, helped drive performance. On an adjusted basis, operating profit was $18 million compared to a loss of $2 million in 2017.

Included in year-to-date continuing operations are costs previously allocated to S&IP of $37 million in 2018 and
$57 million in 2017.

Adjusted operating profit for the first six months of 2018 excludes $7 million of restructuring and IT charges, $3 million for litigation matters, $9 million of intangible amortization expense and offset by $3 million of income from TSAs.

Year-to-date, adjusted EBITDA, excluding a $90 million gain from the divestiture of the S&IP business and $3 million of proceeds from TSAs, partially offset by $7 million of restructuring and IT charges, $17 million of divestiture-related charges, and $3 million of litigation expenses, was $95 million compared to $104 million in the prior year.

Cash Flow and Balance Sheet
Total debt at the end of the second quarter was $247 million, consisting of unsecured notes, compared to $581 million at the end of 2017. The decrease in total debt was due to the $339 million repayment of the secured term loan.

Cash from operations less capital expenditures, or free cash flow, for the quarter was an outflow of $108 million compared to an inflow of $13 million a year ago. Excluding the net settlement of liabilities associated with the divestiture of the S&IP business, free cash flow for the quarter was an outflow of $10 million. The company's cash balance was $531 million at the end of the quarter, compared to $220 million at the end of 2017.

Discontinued Operations
Second quarter net sales from discontinued operations were $89 million, compared to $250 million a year ago. Adjusted net income from discontinued operations for the quarter totaled $13 million compared to $28 million in the prior year.

Year-to-date, net sales from discontinued operations were $353 million, compared to $500 million, a year ago. Adjusted net loss from discontinued operations for the first six months of 2018 totaled $54 million, compared to $56 million of net income, in the prior year.

2018 Key Planning Assumptions
The company raised its full-year adjusted diluted earnings per share expectations from a range of $1.65 to $1.85, to $1.75 to $1.90, which includes earnings from both continuing and discontinued operations.

Additionally, based on current trends, the company is updating two of its planning assumptions, as described below:

•	Medical Device sales, on a constant currency basis and excluding Game Ready, are expected to increase between 5 and 7 percent.

•	The adjusted effective tax rate is expected to be between 23 and 25 percent.

Non-GAAP Financial Measures
This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:

•	Adjusted net income

•	Adjusted diluted earnings per share

•	Adjusted gross and operating profit

•	Adjusted effective tax rate

•	Adjusted EBITDA

•	Free cash flow
These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:

•	Expenses associated with the divestiture of the S&IP business and the corporate restructuring and IT transformation costs.

•	The gain on sale and associated expenses related to the divestiture of the S&IP business.

•
Prior year transition costs relating to the separation from Kimberly-Clark Corporation, which included costs to establish Avanos Medical’s capabilities as a stand-alone entity. These costs are related primarily to rebranding and other supply chain transition costs.

•	Expenses associated with the amortization of intangible assets associated with prior business acquisitions.
• The positive or negative effect of changes in currency exchange rates during the year.
• Expenses associated with certain litigation matters.
• Certain prior year acquisition and integration charges related to the acquisition of CORPAK MedSystems, Inc.

•	Certain acquisition and integration charges related to Game Ready in the current year.
• Prior periods impact of tax regulatory changes.
The company provides these non-GAAP financial measures as supplemental information to our GAAP financial measures. Management and the company’s Board of Directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted EBITDA, and free cash flow to (a) evaluate the company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the company’s business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of our ongoing business operations.
Additionally, the Compensation Committee of the company’s Board of Directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the company’s net sales on a constant currency basis and adjusted EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.

Conference Call Webcast
Avanos Medical, Inc. will host a conference call today at 9 a.m. ET. The conference call can be accessed live over the internet at https://avanos.investorroom.com  or via telephone by dialing 877-240-5772 in the United States. A replay of the call will be available at noon ET today by calling 877-344-7529 in the United States and entering passcode 10122367. A webcast of the call will also be archived in the Investors section on the Avanos website.

About Avanos Medical
Avanos Medical (NYSE: AVNS) is a medical device company focused on delivering clinically superior breakthrough solutions that will help patients get back to the things that matter. Headquartered in Alpharetta,

Georgia, Avanos is committed to creating the next generation of innovative healthcare solutions which will address our most important healthcare needs, such as reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands in more than 90 countries. For more information, visit www.avanos.com.

Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may”, “believe”, “will”, “expect”, “project”, “ estimate”, “anticipate”, “plan”, or “continue” and similar expressions, among others. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; S&IP separation execution; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-K and Quarterly Reports on Form 10-Q.

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	Change	2018	2017
Net Sales	$160.9	$149.1	7.9%	$317.3	$294.8	7.6%
Cost of products sold	66.2	64.6	2.5	131.5	128.8	2.1
Gross Profit	94.7	84.5	12.1	185.8	166.0	11.9
Research and development expenses	10.8	9.2	17.4	20.7	16.5	25.5
Selling and general expenses	79.8	81.1	(1.6)	166.2	165.9	0.2
Other (income) expense, net	(4.7)	6.3	N.M.	(2.9)	13.3	N.M.
Operating Income (Loss)	8.8	(12.1)	(172.7)	1.8	(29.7)	(106.1)
Interest income	2.2	0.5	N.M.	3.2	0.9	N.M.
Interest expense	(9.9)	(7.8)	26.9	(18.7)	(15.4)	21.4
Income (Loss) Before Income Taxes	1.1	(19.4)	(105.7)	(13.7)	(44.2)	(69.0)
Income tax (provision) benefit	0.2	8.0	(97.5)	3.7	17.9	(79.3)
Income (Loss) from Continuing Operations	1.3	(11.4)	(111.4)	(10.0)	(26.3)	(62.0)
Income from discontinued operations, net of tax	34.0	28.5	N.M.	65.5	56.2	N.M.
Net Income	$35.3	$17.1	106.4	$55.5	$29.9	85.6

Interest expense, net	7.7	7.3	5.5	15.5	14.5	6.9
Income tax provision	67.7	4.8	1,310.4	73.8	11.1	564.9
Depreciation and amortization	7.8	16.2	(51.9)	15.6	32.4	(51.9)
EBITDA	$118.5	$45.4	161.0	$160.4	$87.9	82.5

Basic Earnings (Loss) Per Share
Continuing operations	$0.03	$(0.24)	(112.5)	$(0.21)	$(0.56)	(62.5)
Discontinued operations	0.72	0.61	18.0	1.39	1.20	15.8
Net income	$0.75	$0.37	102.7	$1.18	$0.64	84.4
Diluted Earnings (Loss) Per Share
Continuing operations	$0.03	$(0.24)	(112.5)	$(0.21)	$(0.56)	(62.5)
Discontinued operations	0.70	0.61	14.8	1.39	1.20	15.8
Net income	$0.73	$0.37	97.3	$1.18	$0.64	84.4

Weighted Average Common Shares Outstanding
Basic	47.1	46.7		47.0	46.7
Diluted	48.2	46.7		47.0	46.7

AVANOS MEDICAL, INC.
DISCONTINUED OPERATIONS SUMMARY
(unaudited)
(in millions, except per share amounts)

	Income from Discontinued Operations
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net Sales	$89.0	$250.1	$353.0	$500.0
Cost of products sold	65.8	190.0	260.3	378.5
Research and development	0.2	0.6	1.1	1.3
Selling and general expenses	10.9	19.0	38.1	35.4
Gain on Divestiture	(89.9)	—	(89.9)	—
Other expense, net	0.1	(0.8)	0.4	(0.4)
Income from discontinued operations before income taxes	101.9	41.3	143.0	85.2
Tax provision from discontinued operations	(67.9)	(12.8)	(77.5)	(29.0)
Income from Discontinued Operations, net	$34.0	$28.5	$65.5	$56.2

Earnings per share from discontinued operations:
Basic	$0.72	$0.61	$1.39	$1.20
Diluted	0.70	0.61	1.39	1.20

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Gross Profit
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
As reported	$94.7	$84.5	$185.8	$166.0

Restructuring and IT charges	0.6	—	0.6	—
Acquisition-related charges	—	0.7	—	1.2
Spin-related transition charges	—	(0.3)	—	(0.3)
Intangibles amortization	1.0	0.9	1.9	1.9

As adjusted non-GAAP	$96.3	$85.8	$188.3	$168.8

	Operating Profit (Loss)
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
As reported	$8.8	$(12.1)	$1.8	$(29.7)

Restructuring and IT charges	3.9	—	6.8	—
Post divestiture transition (benefit) charges	(3.3)	—	(3.3)	—
Acquisition-related charges	0.3	1.7	0.3	3.3
Spin-related transition charges	—	—	—	0.5
Litigation and legal	1.2	5.7	2.9	13.7
Intangibles amortization	4.7	5.1	9.2	10.4

As adjusted non-GAAP	$15.6	$0.4	$17.7	$(1.8)

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Income (Loss) Before Income Taxes
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
As reported	$1.1	$(19.4)	$(13.7)	$(44.2)

Restructuring and IT charges	3.9	—	6.8	—
Post divestiture transition (benefit) charges	(3.3)	—	(3.3)	—
Term Loan B retirement loss	4.2	—	4.2	—
Acquisition-related charges	0.3	1.7	0.3	3.3
Spin-related transition charges	—	—	—	0.5
Litigation and legal	1.2	5.7	2.9	13.7
Intangibles amortization	4.7	5.1	9.2	10.4

As adjusted non-GAAP	$12.1	$(6.9)	$6.4	$(16.3)

	Income Tax (Provision) Benefit
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
As reported	$0.2	$8.0	$3.7	$17.9
Effective tax rate, as reported	(18.2)%	41.2%	27.0%	40.5%

Restructuring and IT charges	(1.0)	—	(1.8)	—
Post divestiture transition (benefit) charges	0.9	—	0.9	—
Term Loan B retirement loss	(1.1)	—	(1.1)	—
Acquisition-related charges	(0.1)	(0.6)	(0.1)	(1.2)
Spin-related transition charges	—	0.1	—	(0.1)
Litigation and legal	(0.2)	(2.2)	(0.7)	(5.2)
Intangibles amortization	(1.1)	(1.9)	(2.3)	(4.0)

As adjusted non-GAAP	$(2.4)	$3.4	$(1.4)	$7.4
Effective tax rate, as adjusted	19.8%	49.3%	21.9%	45.4%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Income (Loss) from Continuing Operations
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
As reported	$1.3	$(11.4)	$(10.0)	$(26.3)
Diluted EPS, as reported	$0.03	$(0.24)	$(0.21)	$(0.56)

Restructuring and IT charges	2.9	—	5.0	—
Post divestiture transition (benefit) charges	(2.4)	—	(2.4)	—
Term Loan B retirement loss	3.1	—	3.1	—
Acquisition-related charges	0.2	1.1	0.2	2.1
Spin-related transition charges	—	0.1	—	0.4
Litigation and legal	1.0	3.5	2.2	8.5
Intangibles amortization	3.6	3.2	6.9	6.4

As adjusted non-GAAP	$9.7	$(3.5)	$5.0	$(8.9)
Diluted EPS, as adjusted	$0.20	$(0.07)	$0.11	$(0.19)

	Income from Discontinued Operations, net of tax
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
As reported	$34.0	$28.5	$65.5	$56.2
Diluted EPS, as reported	$0.70	$0.61	$1.39	$1.20

Divestiture-related charges	3.9	—	12.9	—
Gain on Divestiture	(24.5)	—	(24.5)	—
Spin-related transition charges	—	(1.1)	—	(1.0)
Intangibles amortization	—	0.1	—	0.3

As adjusted non-GAAP	$13.4	$27.5	$53.9	$55.5
Diluted EPS, as adjusted	$0.28	$0.59	$1.15	$1.19

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Net Income
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
As reported	$35.3	$17.1	$55.5	$29.9
Diluted EPS, as reported	$0.73	$0.37	$1.18	$0.64

Restructuring and IT charges	2.9	—	5.0	—
Post divestiture transition (benefit) charges	(2.4)	—	(2.4)	—
Divestiture-related charges	3.9	—	12.9	—
Gain on Divestiture	(24.5)	—	(24.5)	—
Term Loan B retirement loss	3.1	—	3.1	—
Acquisition-related charges	0.2	1.1	0.2	2.1
Spin-related transition charges	—	(1.0)	—	(0.6)
Litigation and legal	1.0	3.5	2.2	8.5
Intangibles amortization	3.6	3.3	6.9	6.7

As adjusted non-GAAP	$23.1	$24.0	$58.9	$46.6
Diluted EPS, as adjusted	$0.48	$0.51	$1.25	$1.00

	EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
EBITDA, as reported	$118.5	$45.4	$160.4	$87.9

Restructuring and IT charges	3.9	—	6.8	—
Post divestiture transition (benefit) charges	(3.3)	—	(3.3)	—
Divestiture-related charges	5.2	—	17.4	—
Gain on Divestiture	(89.9)	—	(89.9)	—
Acquisition-related charges	0.3	1.6	0.3	3.0
Spin-related transition charges	—	(1.5)	—	(0.8)
Litigation and legal	1.2	5.7	2.9	13.7

Adjusted EBITDA	$35.9	$51.2	$94.6	$103.8

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Free Cash Flow
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cash (used in) provided by operating activities	$(96.7)	$19.7	$(70.4)	$56.7
Capital expenditures	(11.1)	(6.4)	(20.7)	(16.6)
Free Cash Flow	$(107.8)	$13.3	$(91.1)	$40.1

2018 OUTLOOK

	Estimated Range
Adjusted diluted earnings per share	$1.75	to	$1.90
Amortization	(0.29)	to	(0.29)
Divestiture-related charges	(0.66)	to	(0.60)
Restructuring and IT charges	(0.38)	to	(0.33)
Gain on divestiture	0.50	to	0.50
Acquisition and integration expenses	(0.14)	to	(0.12)
Other	(0.28)	to	(0.18)
Diluted earnings per share (GAAP)	$0.50	to	$0.88

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	June 30, 2018	December 31, 2017
ASSETS
Current Assets
Cash and cash equivalents	$479.6	$219.7
Restricted cash	51.5	—
Accounts receivable, net of allowances	189.2	203.0
Inventories	107.8	91.1
Prepaid expenses and other current assets	48.4	14.4
Assets held for sale	—	632.5
Total Current Assets	876.5	1,160.7
Property, Plant and Equipment, net	123.5	109.9
Goodwill	763.8	764.7
Other Intangible Assets, net	139.5	148.9
Deferred Tax Assets	10.6	7.6
Other Assets	3.5	4.1
TOTAL ASSETS	$1,917.4	$2,195.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$—	$39.8
Trade accounts payable	176.9	171.2
Accrued expenses	175.9	144.9
Liabilities held for sale	—	33.9
Total Current Liabilities	352.8	389.8
Long-Term Debt	247.4	541.1
Deferred Tax Liabilities	1.0	17.8
Other Long-Term Liabilities	29.6	31.8
TOTAL LIABILITIES	630.8	980.5
Stockholders’ Equity	1,286.6	1,215.4
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,917.4	$2,195.9

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(unaudited)
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Operating Activities
Net income	$35.3	$17.1	$55.5	$29.9
Depreciation and amortization	7.8	16.2	15.6	32.4
Net gain on the Divestiture	(98.4)	—	(98.4)	—
Net (gain) loss on asset dispositions	(0.2)	—	0.6	—
Changes in operating assets and liabilities	(31.2)	(21.9)	(37.8)	(21.8)
Deferred income taxes and other	(10.0)	8.3	(5.9)	16.2
Cash (Used in) Provided by Operating Activities	(96.7)	19.7	(70.4)	56.7
Investing Activities
Capital expenditures	(11.1)	(6.4)	(20.7)	(16.6)
Proceeds from the Divestiture	734.5	0.1	734.5	0.1
Cash Provided by (Used in) Investing Activities	723.4	(6.3)	713.8	(16.5)
Financing Activities
Debt repayments	(299.0)	—	(339.0)	—
Purchase of treasury stock	(0.5)	(2.0)	(0.6)	(2.0)
Proceeds from the exercise of stock options	8.0	0.3	11.4	0.8
Cash Used in Financing Activities	(291.5)	(1.7)	(328.2)	(1.2)
Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	(7.2)	—	(3.8)	2.1
Increase in Cash, Cash Equivalents and Restricted Cash	328.0	11.7	311.4	41.1
Cash and Cash Equivalents - Beginning of Period	203.1	143.1	219.7	113.7
Cash, Cash Equivalents and Restricted Cash - End of Period	$531.1	$154.8	$531.1	$154.8

AVANOS MEDICAL, INC.
SELECTED BUSINESS SEGMENT DATA
(unaudited)
(in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change
Operating Profit (Loss)
Medical Devices(a)	$31.1	$40.7	(23.6)%	$71.2	$78.7	(9.5)%
Corporate and Other(b)	(27.0)	(46.5)	N.M.	(72.3)	(95.1)	N.M.
Other expense, net(c)	4.7	(6.3)	N.M.	2.9	(13.3)	N.M.
Total Operating Loss	$8.8	$(12.1)	(172.7)%	$1.8	$(29.7)	(106.1)%
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(a)
Operating profit includes $4.7 million and $9.2 million of amortization expense in the three and six months ended June 30, 2018, respectively compared to $5.1 million and $10.4 million in the three and six months ended June 30, 2017, respectively.

(b)
Corporate and Other for the three and six months ended June 30, 2018 includes $9.1 million and $37.0 million, respectively, of costs formerly included in the S&IP business, $14.0 million and $28.5 million, respectively, of general expenses and $3.9 million and $6.8 million, respectively, of restructuring costs. Corporate and Other for the three and six months ended June 30, 2017 includes $28.4 million and $57.3 million, respectively, of costs formerly included in the S&IP business, $16.4 million and $34.0 million, respectively, of general expenses, $1.7 million and $3.3 million, respectively, of acquisition-related expenses and zero and $0.5 million for post spin-related items.

(c)	Other expense includes amounts incurred related to litigation matters.
N.M. - Not meaningful

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change
Chronic care	$97.1	$88.7	9.5%	$194.2	$177.3	9.5%
Pain management	63.8	60.4	5.6	123.1	117.5	4.8
Net Sales	$160.9	$149.1	7.9%	$317.3	$294.8	7.6%

	Total	Volume	Pricing/Mix	Currency	Other(a)
Net Sales - percentage change - QTD	8%	5%	2%	1%	—%
Net Sales - percentage change - YTD	8%	5%	1%	1%	1%
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(a)	Other includes rounding.